UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2008

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 14, 2008, the Board of Directors of the Company amended various provisions of the Company’s Bylaws including, Article II, Article III, Section 3.4; Article V, Article VII, Article VIII, and Article IX of the Company’s Bylaws. The principal changes made to the bylaws include changes to: the advance notice provisions to remove ambiguities and to take into account recent changes in Delaware case law; clarify the dates upon which a proposal or nomination by a stockholder must be received in order to be timely; and expand upon the information required to be provided by a stockholder to bring a proposal or nomination at the annual meeting, including a provision designed to require the stockholder and any other person on whose behalf the stockholder is acting, to disclose their true economic and voting power with respect to the Company’s securities; clarify that stockholder nominations of directors can only be made at an annual meeting; and provide that stockholder amendments to the Bylaw requiring advancement of expenses to directors and officers for indemnifiable claims requires the approval of stockholders holding at least two-thirds of the Company’s stock.

The Company’s Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary

Date: June 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.